PROXY
                            MLX Corp.
                        Norcross, Georgia

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1994
ANNUAL MEETING OF STOCKHOLDERS.

 The undersigned shareholder of MLX Corp. hereby appoints Thomas
     C. Waggoner, Alfred R. Glancy III, or W. John Roberts, or any of them, with full power of substitution to each, the proxies of the undersigned to vote, as designated below, the shares of the undersigned at the annual meeting of shareholders of MLX Corp. to be held on May 4, 1994 and at any adjournments thereof.

   The undersigned directs this proxy to be voted as follows:

For all nominees        1. APPROVAL OF THE ELECTION of all
Withhold Authority to      nominees for Director listed below:
vote for all Nominees      Brian R. Esher   Willem F.P. de Vogel  Alfred R.
                              Glancy III S.  Sterling McMillan, III
                           W. John Roberts  J. William Uhrig  H. Whitney Wagner

 Instructions: To withhold authority to vote for any Individual
 Nominee, write that Nominee's name in the space provided below.


          2. IN ACCORDANCE WITH THE BEST JUDGMENT of the named proxies with respect to any other matter which may properly come before the meeting and any adjournment thereof.

     Unless a contrary direction is indicated, the shares represented by this proxy will be voted for all nominees for directors named above. If specific instructions are indicated, this proxy will be voted in accordance with such instructions.

                           Please vote, date and sign this proxy
                         and return it at once, whether or not
                         you expect to attend the meeting.
                           You may vote in person if you do attend.

                              Date: (rule)

                              (rule)

                              (rule)
                              Signature(s)

                              Note: if signing for estates, trusts or
                              corporations, title or capacity should
                              be stated. If shares are held jointly,
                              each holder should sign.